As filed with the U.S. Securities and Exchange Commission on September 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vor Biopharma Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-1591163
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

500 Boylston Street Suite 1350 Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Amended and Restated 2021 Equity Incentive Plan

2023 Inducement Plan

(Full titles of the plans)

Jean-Paul Kress, M.D.

President and Chief Executive Officer

Vor Biopharma Inc.

500 Boylston Street

Suite 1350

Boston, Massachusetts 02116

(Name and address of agent for service)

(617) 655-6580

(Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Katie Kazem

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 8,761,334 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Vor Biopharma Inc. (the “Registrant”), consisting of:

•

1,250,000 additional shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 EIP”), which increase was approved by the Registrant’s stockholders at the Registrant’s Special Meeting of Stockholders held on August 25, 2025; and

•

7,511,334 additional shares of Common Stock issuable pursuant to the Registrant’s 2023 Inducement Plan (the “Inducement Plan”), which increase was approved by the Registrant’s board of directors on June 25, 2025.

On September 18, 2025, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for-20 (the “Reverse Stock Split”). The information in this Registration Statement gives effect to the Reverse Stock Split.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•

The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on February 9, 2021 (File No. 333-252908), March 14, 2022 (File No.  333-263540), March 23, 2023 (File No.  270789), August 30, 2023 (File No.  333-274275), March 21, 2024 (File No.  333-278117) and March 20, 2025 (File No. 333-285971);

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (File No. 001-39979);

•

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May  14, 2025 and August 12, 2025, respectively (File No. 001-39979);

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  8, 2025; February  6, 2025; April  3, 2025; April  25, 2025; May  8, 2025; May  20, 2025; May  23, 2025; June  26, 2025; July  10, 2025; July  22, 2025; August  27, 2025; August  27, 2025 and September 17, 2025 (File No. 001-39979), to the extent the information in such reports is filed and not furnished;

•

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from the Registrant’s Revised Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2025 (File No. 001-39979), to the extent the information therein is filed and not furnished; and

•

The description of the Registrant’s Common Stock, which is contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (File No. 001-39979), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

As of the date of the date hereof, GC&H Investments, LLC and GC&H Investments, a California partnership, which are entities beneficially owned by current and former partners and associates of Cooley LLP, counsel to the Registrant, beneficially hold an aggregate of 1,767 shares of the Registrant’s common stock.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39979	3.1	February 9, 2021

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-39979	3.1	May 23, 2025

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39979	3.1	September 17, 2025

4.4	Amended and Restated Bylaws of the Registrant.	8-K	001-39979	3.2	February 9, 2021

4.5*	Form of Common Stock Certificate of the Registrant.	—	—	—	—

5.1*	Opinion of Cooley LLP.	—	—	—	—

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	—	—	—	—

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	—	—	—	—

24.1*	Power of Attorney (included on the signature page of this registration statement).	—	—	—	—

99.1	2021 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.	S-1/A	333-252175	10.6	February 1, 2021

99.2	Amended and Restated 2021 Equity Incentive Plan.	8-K	001-39979	10.1	August 27, 2025

99.3	2023 Inducement Plan.	S-8	333-274275	99.1	August 30, 2023

107*	Filing Fee Table.	—	—	—	—

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on September 24, 2025.

VOR BIOPHARMA INC.

By:	/s/ Jean-Paul Kress
Jean-Paul Kress, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Paul Kress and Sandesh Mahatme, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Paul Kress Jean-Paul Kress, M.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 24, 2025

/s/ Sandesh Mahatme Sandesh Mahatme	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 24, 2025

/s/ Daniella Beckman Daniella Beckman	Director	September 24, 2025

/s/ Alexander Cumbo Alexander Cumbo	Director	September 24, 2025

/s/ Michel Detheux Michel Detheux	Director	September 24, 2025

/s/ Erez Kalir Erez Kalir	Director	September 24, 2025

/s/ Fouad Namouni Fouad Namouni, M.D.	Director	September 24, 2025

/s/ Sarah Reed Sarah Reed	Director	September 24, 2025